Exhibit 10.18

DocuSign Envelope ID: 656651A6-A760-448C-BD4B-9E8550A59CC9

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (this “Amendment”), is dated August 16, 2021, and is by and between BioLargo, Inc., a Delaware corporation, and BioLargo Life Technologies, Inc., a California corporation (“Licensor”), and Ikigai Holdings, LLC, a Nevada limited liability company (“Licensee”).

RECITALS

A. Licensor and Licensee are parties to that certain License Agreement dated May 17, 2021 (“License Agreement”). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the License Agreement.

B. Licensor and Licensee desire to amend the terms of the License Agreement to expand the Field of Use to include a laundry-additive pet product, pursuant to the terms of this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of and incorporating the foregoing recitals and of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the License Agreement as follows:

1.         Amendment to Field of Use. Section 1(e) to the License Agreement is hereby replaced in its entirety with the following language (added language indicated by the use of red italics):

“Field of Use” means, for purposes of defining the scope of the License under the Licensed Patents, Trade Secrets and Know-How granted in the scope of the present Agreement is limited to the manufacture, use, sale, export or importation of iodine-containing solutions or particles to reduce or eliminate odors in the air, on surfaces, or in fabric materials, caused by household pets. The application may be by brushing, wiping, applying, pouring, coating, imbibing, dissolving or spraying the iodine-containing solutions or particles into the air, onto surfaces, or in the laundry. The Field of Use excludes the use, advertising or marketing of the iodine- containing solutions or particles to the air or surfaces for purposes of antimicrobial or sanitizing uses. Specifically, the Field of Use granted under this Agreement include and are limited to the following pet-odor- addressing household products: (i) powdered products marketed to reduce odors caused by household pets, (ii) liquid products marketed to treat stains and odors caused by household pets, and (iii) products composed of porous fabric material and a composition distributed within the porous fabric material to produce molecular iodine (such as wipes).

2.         Miscellaneous.

(a)          Effect of Amendment. Except to the extent the Agreement is modified by this Amendment, the remaining terms and conditions of the Agreement shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

DocuSign Envelope ID: 656651A6-A760-448C-BD4B-9E8550A59CC9

(b)          Entire Agreement. The Agreement, together with this Amendment, embodies the entire understanding between the parties hereto with respect to its subject matter and can be changed only by an instrument in writing signed by the parties hereto.

(c)          Counterparts. This Amendment may be executed in one or more counterparts, including the transmission of counterparts by facsimile or electronic mail, each of which shall be deemed an original but all of which, taken together, shall constitute one in the same Amendment. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the California Uniform Electronic Transactions Act, e.g., www.docusign.com, www.echosign.adobe.com, etc.) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

LICENSOR:

BIOLARGO, INC., a Delaware

Corporation

BIOLARGO LIFE TECHNOLOGIES, INC.,

a California corporation

By:	/s/ Dennis Calvert
Name:	Dennis Calvert
Title:	President & CEO

Date signed:	8/16/2021

LICENSEE:

IKIGAI HOLDINGS, LLC, a Nevada limited liability company

By:	/s/ Jane Pak
Name:	Jane Pak
Title:	CEO

Date signed:	8/16/2021